                                                                     EXHIBIT 3.2




         I, MOLLY K. BYRD, Assistant Secretary of SOUTHERN CALIFORNIA EDISON COMPANY, certify that the attached is an accurate and complete copy of the Bylaws of this corporation as amended, and in full force and effect as of this date.


Dated:  March 17, 1994


                                        Molly K. Byrd
                                 __________________________________
                                        Assistant Secretary
                                 SOUTHERN CALIFORNIA EDISON COMPANY

                      To Holders of the Company's Bylaws:





 Effective November 18, 1993, Article III, Section 6, was amended to change the hour of the regular Board meetings from 10:00 a.m. to
                                 9:30 a.m. and
        Article III, Section 7, was amended to provide for facsimile and electronic mail notification of Special meetings.





                               KENNETH S. STEWART
                              Corporate Secretary





                                     BYLAWS

                                       OF

                       SOUTHERN CALIFORNIA EDISON COMPANY

                          AS AMENDED TO AND INCLUDING

                               NOVEMBER 18, 1993

                                     INDEX


                         ARTICLE I -- PRINCIPAL OFFICE

Section  1.  Principal Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       1


                           ARTICLE II -- SHAREHOLDERS

Section  1.  Meeting Locations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         1
Section  2.  Annual Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         1
Section  3.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         2
Section  4.  Notice of Annual or Special Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         2
Section  5.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         3
Section  6.  Adjourned Meeting and Notice Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         4
Section  7.  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         4
Section  8.  Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         6
Section  9.  Consent of Absentees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         7
Section 10.  Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         7
Section 11.  Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         7
Section 12.  Inspectors of Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .         8


                            ARTICLE III -- DIRECTORS


Section  1.  Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .        8
Section  2.  Number of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .        9
Section  3.  Election and Term of Office. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       10
Section  4.  Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       10
Section  5.  Place of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       11
Section  6.  Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       11
Section  7.  Special Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       11
Section  8.  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       12
Section  9.  Participation in Meetings by Conference Telephone . . . . . . . . . . .. . . . . . . . . .  . .       12
Section 10.  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       12
Section 11.  Adjournment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       12
Section 12.  Fees and Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       13
Section 13.  Action Without Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       13
Section 14.  Rights of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       13
Section 15.  Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . .       13

                             ARTICLE IV -- OFFICERS

Section  1.  Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
Section  2.  Election . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14
Section  3.  Eligibility of Chairman or President . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
Section  4.  Removal and Resignation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
Section  5.  Appointment of Other Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
Section  6.  Vacancies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
Section  7.  Salaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       15
Section  8.  Furnish Security for Faithfulness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     16
Section  9.  Chairman's Duties; Succession to Such Duties
                                        in Chairman's Absence or Disability                                         16
Section 10.  President's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
Section 11.  Chief Financial Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       16
Section 12.  Vice President's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
Section 13.  General Counsel's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       17
Section 14.  Associate General Counsel's and
                                        Assistant General Counsel's Duties  . . . . . . . . . . . . . . . . . .     17
Section 15.  Controller's Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Section 16.  Assistant Controllers' Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Section 17.  Treasurer's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17
Section 18.  Assistant Treasurers' Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Section 19.  Secretary's Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
Section 20.  Assistant Secretaries' Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
Section 21.  Secretary Pro Tempore  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19
Section 22.  Election of Acting Treasurer or Acting Secretary . . . . . . . . . . . . . . . . . . . . . . . . .     19
Section 23.  Performance of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     19


                         ARTICLE V -- OTHER PROVISIONS

Section  1.  Inspection of Corporate Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Section  2.  Inspection of Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
Section  3.  Contracts and Other Instruments, Loans, Notes and Deposits of Funds  . . . . . . . . . . . . . . .     21
Section  4.  Certificates of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
Section  5.  Transfer Agent, Transfer Clerk and Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . .     22
Section  6.  Representation of Shares of Other Corporations . . . . . . . . . . . . . . . . . . . . . . . . . .     22

Section  7.  Stock Purchase Plans         . . . . . . . . . . . ..     22
Section  8.  Fiscal Year and Subdivisions . . . . . . . . . . . ..     23
Section  9.  Construction and Definitions . . . . . . . . . . . ..     23


                         ARTICLE VI -- INDEMNIFICATION

Section  1.  Indemnification of Directors and Officers  . . . . ..     23
Section  2.  Indemnification of Employees and Agents  . . . . . ..     25
Section  3.  Right of Directors and Officers to
                                        Bring Suit  . . . . . . ..     25
Section  4.  Successful Defense . . . . . . . . . . . . . . . . ..     26
Section  5.  Non-Exclusivity of Rights  . . . . . . . . . . . . ..     26
Section  6.  Insurance  . . . . . . . . . . . . . . . . . . . . ..     26
Section  7.  Expenses as a Witness  . . . . . . . . . . . . . . ..     26
Section  8.  Indemnity Agreements . . . . . . . . . . . . . . . ..     27
Section  9.  Separability . . . . . . . . . . . . . . . . . . . ..     27
Section 10.  Effect of Repeal or Modification . . . . . . . . . ..     27


                      ARTICLE VII -- EMERGENCY PROVISIONS

Section  1.  General  . . . . . . . . . . . . . . . . . . . . . .. .    27
Section  2.  Unavailable Directors  . . . . . . . . . . . . . . .. .    28
Section  3.  Authorized Number of Directors . . . . . . . . . . .. .    28
Section  4.  Quorum . . . . . . . . . . . . . . . . . . . . . . .. .    28
Section  5.  Creation of Emergency Committee  . . . . . . . . . .. .    28
Section  6.  Constitution of Emergency Committee  . . . . . . . .. .    28
Section  7.  Powers of Emergency Committee  . . . . . . . . . . .. .    29
Section  8.  Directors Becoming Available . . . . . . . . . . . .. .    29
Section  9.  Election of Board of Directors . . . . . . . . . . .. .    29
Section 10.  Termination of Emergency Committee . . . . . . . . .. .    29


                           ARTICLE VIII -- AMENDMENTS

Section  1.  Amendments . . . . . . . . . . . . . . . . . . . . .. .   30

                                     BYLAWS

            Bylaws for the regulation, except as otherwise provided
                  by statute or its Articles of Incorporation

                                       of

                       SOUTHERN CALIFORNIA EDISON COMPANY

                          AS AMENDED TO AND INCLUDING
                               NOVEMBER 18, 1993


                         ARTICLE I -- PRINCIPAL OFFICE

SECTION 1.           PRINCIPAL OFFICE.

                     The Edison General Office, situated at 2244 Walnut Grove Avenue, in the City of Rosemead, County of Los Angeles, State of California, is hereby fixed as the principal office for the transaction of the business of the corporation.


                           ARTICLE II -- SHAREHOLDERS

SECTION 1.           MEETING LOCATIONS.

                     All meetings of shareholders shall be held at the principal office of the corporation or at such other place or places within or without the State of California as may be designated by the Board of Directors (the "Board"). In the event such places shall prove inadequate in capacity for any meeting of shareholders, an adjournment may be taken to and the meeting held at such other place of adequate capacity as may be designated by the officer of the corporation presiding at such meeting.

SECTION 2.           ANNUAL MEETINGS.

                     The annual meeting of shareholders shall be held on the third Thursday of the month of April of each year at 10:00 a.m. on said day to elect directors to hold office for the year next ensuing and until their successors shall be elected, and to consider and act upon such other matters as may lawfully be presented to such meeting; provided, however, that should said day fall upon a legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday.

ARTICLE II

SECTION 3.           SPECIAL MEETINGS.

                     Special meetings of the shareholders may be called at any time by the Board, the Chairman of the Board, the President, or upon written request of any three members of the Board, or by the holders of shares entitled to cast not less than ten percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice President or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the officer forthwith shall cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five nor more than sixty days after the receipt of the request. If the notice is not given within twenty days after receipt of the request, the persons entitled to call the meeting may give the notice.

SECTION 4.           NOTICE OF ANNUAL OR SPECIAL MEETING.

                     Written notice of each annual or special meeting of shareholders shall be given not less than ten (or if sent by third-class mail, thirty) nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law and these Bylaws, any proper matter may be presented at an annual meeting for such action. The notice of any special or annual meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election. For any matter to be presented by a shareholder at an annual meeting held after December 31, 1993, including the nomination of any person (other than a person nominated by or at the direction of the Board) for election to the Board, written notice must be received by the Secretary of the corporation from the shareholder not less than sixty nor more than one hundred twenty days prior to the date of the annual meeting specified in these Bylaws and to which the shareholder's notice relates; provided however, that in the event the annual meeting to which the shareholder's written notice relates is to be held on a date which is more than thirty days earlier than the date of the annual meeting specified in these Bylaws, the notice from a shareholder must be received by the Secretary not later than the close of business on the tenth day following the date on which public disclosure of the date of the annual meeting was made or given to the shareholders. The shareholder's notice to the Secretary shall set forth (a) a brief description of each matter to be presented at the annual meeting by the shareholder; (b) the name and address, as they appear on the corporation's books, of the shareholder; (c) the class and number of shares of the corporation

                                                                      ARTICLE II

which are beneficially owned by the shareholder; and (d) any material interest of the shareholder in the matters to be presented. Any shareholder who intends to nominate a candidate for election as a director shall also set forth in such a notice (i) the name, age, business address and residence address of each nominee that he or she intends to nominate at the meeting, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of capital stock of the corporation beneficially owned by each nominee, and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of the nominee. The notice shall also include a consent, signed by the shareholder's nominees, to serve as a director of the corporation if elected. Notwithstanding anything in these Bylaws to the contrary, and subject to the provisions of any applicable law, no business shall be conducted at a special or annual meeting except in accordance with the procedures set forth in this Section 4.

                     Notice of a shareholders' meeting shall be given either personally or by first-class mail (or, if the outstanding shares of the corporation are held of record by 500 or more persons on the record date for the meeting, by third-class mail) or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

SECTION 5.           QUORUM.

                     A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. The affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles; provided, however, that the shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

ARTICLE II

SECTION 6.           ADJOURNED MEETING AND NOTICE THEREOF.

                     Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in Section 5 of this Article) no other business may be transacted at such meeting.

                     It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. However, when any shareholders' meeting is adjourned for more than forty-five days or, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

SECTION 7.           VOTING.

                     The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with Section 8 of this Article.

                     Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law, and to the following provisions:

                     (a) Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder's name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee's name.

                     (b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver's name if authority to do so is contained in the order of the court by which such receiver was appointed.

                                                                      ARTICLE II

                     (c) Subject to the provisions of Section 705 of the California General Corporation Law and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                     (d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the non-age unless a guardian of the minor's property has been appointed and written notice of such appointment given to the corporation.

                     (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such other corporation may determine or, in the absence of such determination, by the chairman of the board, president or any vice president of such other corporation, or by any other person authorized to do so by the chairman of the board, president or any vice president of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

                     (f) Shares of the corporation owned by any of its subsidiaries shall not be entitled to vote on any matter.

                     (g) Shares of the corporation held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any of its subsidiaries, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

                     (h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

ARTICLE II


                     (i)      If only one votes, such act binds all;

                     (ii) If more than one vote, the act of the majority so voting binds all;

                     (iii) If more than one vote, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest.

                     No shareholder of any class of stock of this corporation shall be entitled to cumulate votes at any election of directors of this corporation.

                     Elections for directors need not be by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

                     In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

SECTION 8.           RECORD DATE.

                     The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty days nor less than ten days prior to the date of the meeting nor more than sixty days prior to any other action. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date, except as otherwise provided by law or these Bylaws. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five days.

                     If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business

                                                                      ARTICLE II

day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than as set forth in this Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

SECTION 9.           CONSENT OF ABSENTEES.

                     The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as provided in Section 601 (f) of the California General Corporation Law.

SECTION 10.          ACTION WITHOUT MEETING.

                     Subject to Section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

SECTION 11.          PROXIES.

                     Every person entitled to vote shares has the right to do so either in person or by one or more persons, not to exceed three, authorized by a written proxy executed by such shareholder and filed with the Secretary. Subject to the following sentence, any proxy duly executed continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a

ARTICLE III

subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or by attendance at the meeting and voting in person by the person executing the proxy; provided, however, that a proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by this corporation. No proxy shall be valid after the expiration of eleven months from the date of its execution unless otherwise provided in the proxy.

 SECTION 12.         INSPECTORS OF ELECTION.

                     In advance of any meeting of shareholders, the Board may appoint any persons other than nominees as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder's proxy shall, make such appointments at the meeting. The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present shall determine whether one or three inspectors are to be appointed.

                     The duties of such inspectors shall be as prescribed by
Section 707 (b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by cthe inspectors of election is prima facie evidence of the facts stated therein.


                            ARTICLE III -- DIRECTORS

SECTION 1.           POWERS.

                     Subject to limitations of the Articles, of these Bylaws and of the California General Corporation Law relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate

                                                                     ARTICLE III

powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the corporation provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board shall have the following powers in addition to the other powers enumerated in these
Bylaws:

                     (a) To select and remove all the other officers, agents and employees of the corporation, prescribe the powers and duties for them as may not be inconsistent with law, with the Articles or these Bylaws, fix their compensation and require from them security for faithful service.

                     (b) To conduct, manage and control the affairs and business of the corporation and to make such rules and regulations therefor not inconsistent with law, or with the Articles or these Bylaws, as they may deem best.

                     (c) To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time as in their judgment they may deem best.

                     (d) To authorize the issuance of shares of stock of the corporation from time to time, upon such terms and for such consideration as may be lawful.

                     (e) To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

SECTION 2.           NUMBER OF DIRECTORS.

                     The authorized number of directors shall be not less than fifteen nor more than twenty until changed by amendment of the Articles or by a Bylaw duly adopted by the shareholders. The exact number of directors shall be fixed, within the limits specified, by the Board by adoption of a resolution or by the shareholders in the same manner provided in these Bylaws for the amendment thereof.

ARTICLE III


SECTION 3.           ELECTION AND TERM OF OFFICE.

                     The directors shall be elected at each annual meeting of the shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Each director shall hold office until the next annual meeting and until a successor has been elected and qualified.

SECTION 4.           VACANCIES.

                     Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

                     Vacancies in the Board, except those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director's successor has been elected and qualified. Vacancies existing as a result of a removal of a director may be filled by the shareholders as provided by law.

                     A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

                     The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.

                     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent other than to fill a vacancy created by removal requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

                     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director's term of office.

                                                                     ARTICLE III



SECTION 5.           PLACE OF MEETING.

                     Regular or special meetings of the Board shall be held at any place within or without the State of California which has been designated from time to time by the Board or as provided in these Bylaws. In the absence of such designation, regular meetings shall be held at the principal office of the corporation.

SECTION 6.           REGULAR MEETINGS.

                     Promptly following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business.

                     Regular meetings of the Board shall be held at the principal office of the corporation without notice on the third Thursday of each month, except the months of August and December, at the hour of 9:30 a.m. or as soon thereafter as the regularly scheduled meeting of the Board of Directors of SCEcorp is adjourned. Call and notice of all regular meetings of the Board are not required.

SECTION 7.           SPECIAL MEETINGS.

                     Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice President, the Secretary or by any two directors.

                     Special meetings of the Board shall be held upon four days' written notice or forty-eight hours' notice given personally or by telephone, telegraph, telex, facsimile, electronic mail or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director's address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. The notice need not specify the purpose of such special meeting.

                     Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually

ARTICLE III


transmitted by the person giving the notice by electronic means to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone, radio or other similar means to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

SECTION 8.           QUORUM.

                     One-third of the maximum number of authorized directors constitutes a quorum of the Board for the transaction of business, except to adjourn as provided in Section II of this Article. As defined in Article III,
Section 2, the maximum number of authorized directors is eighteen. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Articles; provided, however, that a meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

SECTION 9.           PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

                     Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes presence in person at such meeting.

SECTION 10.          WAIVER OF NOTICE.

                     The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 11.          ADJOURNMENT.

                     A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned. If the meeting is adjourned for more than twenty-four hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

                                                                     ARTICLE III


SECTION 12.          FEES AND COMPENSATION.

                     Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

SECTION 13.          ACTION WITHOUT MEETING.

                     Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall have the same force and effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

SECTION 14.          RIGHTS OF INSPECTION.

                     Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

SECTION 15.          COMMITTEES.

                     The Board may appoint one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may delegate to such committees any or all of the authority of the Board except with respect to:

                     (a) The approval of any action for which the California General Corporation Law also requires shareholders' approval or approval of the outstanding shares;

                     (b) The filling of vacancies on the Board or in any committee;

   (c)      The fixing of compensation of the directors for serving on the Board or on any committee;

   (d)      The amendment or repeal of Bylaws or the adoption of new Bylaws;

                     (e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

ARTICLE IV


                     (f) A distribution to the shareholders of the corporation except at a rate or in a periodic amount or within a price range determined by the Board; or

                     (g) The appointment of other committees of the Board or the members thereof.

                     Any such committee, or any member or alternate member thereof, must be appointed by resolution adopted by a majority of the exact number of authorized directors as specified in Section 2 of this Article. The Board shall have the power to prescribe the manner and timing of giving of notice of regular or special meetings of any committee and the manner in which proceedings of any committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.


                             ARTICLE IV -- OFFICERS

SECTION 1.           OFFICERS.

                     The officers of the corporation shall be a Chairman of the Board, a President, a Chief Financial Officer, one or more Vice Presidents, a General Counsel, one or more Associate General Counsel, one or more Assistant General Counsel, a Controller, one or more Assistant Controllers, a Treasurer, one or more Assistant Treasurers, a Secretary and one or more Assistant Secretaries, and such other officers as may be elected or appointed in accordance with Section 5 of this Article. The Board, the Chairman of the Board or the President may confer a special title upon any Vice President not specified herein. Any number of offices of the corporation may be held by the same person.

SECTION 2.           ELECTION.

                     The officers of the corporation, except such officers as may be elected or appointed in accordance with the provisions of Section 5 or
Section 6 of this Article, shall be chosen annually by, and shall serve at the pleasure of the Board, and shall hold their respective offices until their resignation, removal, or other disqualification from service, or until their respective successors shall be elected.

                                                                      ARTICLE IV


SECTION 3.           ELIGIBILITY OF CHAIRMAN OR PRESIDENT.

                     No person shall be eligible for the office of Chairman of the Board or President unless such person is a member of the Board of the corporation; any other officer may or may not be a director.

SECTION 4.           REMOVAL AND RESIGNATION.

                     Any officer may be removed, either with or without cause, by the Board at any time or by any officer upon whom such power or removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment of the officer.

                     Any officer may resign at any time by giving written notice to the corporation, but without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 5.           APPOINTMENT OF OTHER OFFICERS.

                     The Board may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

SECTION 6.           VACANCIES.

                     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled at any time deemed appropriate by the Board in the manner prescribed in these Bylaws for regular election or appointment to such office.

SECTION 7.            SALARIES.

                     The salaries of the Chairman of the Board, President, Chief Financial Officer, Vice Presidents, General Counsel, Controller, Treasurer and Secretary of the corporation shall be fixed by the Board. Salaries of all other officers shall be as approved from time to time by the chief executive officer.

ARTICLE IV




SECTION 8.           FURNISH SECURITY FOR FAITHFULNESS.

                              Any officer or employee shall, if required by the
Board, furnish to the corporation security for faithfulness to the extent and of the character that may be required.

SECTION 9. CHAIRMAN'S DUTIES; SUCCESSION TO SUCH DUTIES IN CHAIRMAN'S ABSENCE OR DISABILITY.

                     The Chairman of the Board shall be the chief executive officer of the corporation and shall preside at all meetings of the shareholders and of the Board. Subject to the Board, the Chairman of the Board shall have charge of the business of the corporation, including the construction of its plants and properties and the operation thereof. The Chairman of the Board shall keep the Board fully informed, and shall freely consult them concerning the business of the corporation.

                     In the absence or disability of the Chairman of the Board, the President shall act as the chief executive officer of the corporation; in the absence or disability of the Chairman of the Board and the President, the next in order of election by the Board of the Vice Presidents shall act as chief executive officer of the corporation.

                     In the absence or disability of the Chairman of the Board, the President shall act as Chairman of the Board at meetings of the Board; in the absence or disability of the Chairman of the Board and the President, the next, in order of election by the Board, of the Vice Presidents who is a member of the Board shall act as Chairman of the Board at any such meeting of the Board; in the absence or disability of the Chairman of the Board, the President, and such Vice Presidents who are members of the Board, the Board shall designate a temporary Chairman to preside at any such meeting of the Board.

SECTION 10.          PRESIDENT'S DUTIES.

                     The President shall perform such other duties as the Chairman of the Board shall delegate or assign to such officer.

SECTION 11.          CHIEF FINANCIAL OFFICER.

                     The Chief Financial Officer of the corporation shall be the chief consulting officer in all matters of financial import and shall have control over all financial matters concerning the corporation.

                                                                      ARTICLE IV




SECTION 12.          VICE PRESIDENTS' DUTIES.

      The Vice Presidents shall perform such other duties as the chief executive officer shall designate.

SECTION 13.          GENERAL COUNSEL'S DUTIES.

                     The General Counsel shall be the chief consulting officer of the corporation in all legal matters and, subject to the chief executive officer, shall have control over all matters of legal import concerning the corporation.

SECTION 14.          ASSOCIATE GENERAL COUNSEL'S AND ASSISTANT GENERAL
COUNSEL'S DUTIES.

                     The Associate General Counsel shall perform such of the duties of the General Counsel as the General Counsel shall designate, and in the absence or disability of the General Counsel, the Associate General Counsel, in order of election to that office by the Board at its latest organizational meeting, shall perform the duties of the General Counsel. The Assistant General Counsel shall perform such duties as the General Counsel shall designate.

SECTION 15.          CONTROLLER'S DUTIES.

                     The Controller shall be the chief accounting officer of the Corporation and, subject to the Chief Financial Officer, shall have control over all accounting matters concerning the Corporation and shall perform such other duties as the Chief Executive Officer shall designate.

SECTION 16.          ASSISTANT CONTROLLERS' DUTIES.

                     The Assistant Controllers shall perform such of the duties of the Controller as the Controller shall designate, and in the absence or disability of the Controller, the Assistant Controllers, in order of election to that office by the Board at its latest organizational meeting, shall perform the duties of the Controller.

SECTION 17.          TREASURER'S DUTIES.

                     It shall be the duty of the Treasurer to keep in custody or control all money, stocks, bonds, evidences of debt, securities and other items of value that may belong to, or be in the possession or control of, the corporation, and to dispose of the same in such manner as the Board or the chief executive officer may direct, and to perform all acts incident to the position of Treasurer.

ARTICLE IV


SECTION 18.          ASSISTANT TREASURERS' DUTIES.

                     The Assistant Treasurers shall perform such of the duties of the Treasurer as the Treasurer shall designate, and in the absence or disability of the Treasurer, the Assistant Treasurers, in order of election to that office by the Board at its latest organizational meeting, shall perform the duties of the Treasurer, unless action is taken by the Board as contemplated in Article IV, Section 22.

SECTION 19.          SECRETARY'S DUTIES.

                     The Secretary shall keep or cause to be kept full and complete records of the proceedings of shareholders, the Board and its committees at all meetings, and shall affix the corporate seal and attest by signing copies of any part thereof when required.

                     The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal office in accordance with
Section 213 of the California General Corporation Law.

                     The Secretary shall be the custodian of the corporate seal and shall affix it to such instruments as may be required.

   The Secretary shall keep on hand a supply of blank stock certificates of such forms as the Board may adopt.

                     The Secretary shall serve or cause to be served by publication or otherwise, as may be required, all notices of meetings and of other corporate acts that may by law or otherwise be required to be served, and shall make or cause to be made and filed in the principal office of the corporation, the necessary certificate or proofs thereof.

                     An affidavit of mailing of any notice of a shareholders' meeting or of any report, in accordance with the provisions of Section 601 (b) of the California General Corporation Law, executed by the Secretary shall be prima facie evidence of the fact that such notice or report had been duly given.

                     The Secretary may, with the Chairman of the Board, the President, or a Vice President, sign certificates of ownership of stock in the corporation, and shall cause all certificates so signed to be delivered to those entitled thereto.

         The Secretary shall keep all records required by the California General
                                                                Corporation Law.

                                                                      ARTICLE IV


        The Secretary shall generally perform the duties usual to the office of secretary of corporations, and such other duties as the chief executive officer shall designate.

SECTION 20.          ASSISTANT SECRETARIES' DUTIES.

        Assistant Secretaries shall perform such of the duties of the Secretary as the Secretary shall designate, and in the absence or disability of the Secretary, the Assistant Secretaries, in the order of election to that office by the Board at its latest organizational meeting, shall perform the duties of
the Secretary, unless action is taken by the Board      as contemplated in
Article IV, Sections 21 and 22 of these Bylaws.

SECTION 21.          SECRETARY PRO TEMPORE.

        At any meeting of the Board or of the shareholders from which the Secretary is absent, a Secretary pro tempore may be appointed and act.

SECTION 22.          ELECTION OF ACTING TREASURER OR ACTING SECRETARY.

        The Board may elect an Acting Treasurer, who shall perform all the duties of the Treasurer during the absence or disability of the Treasurer, and who shall hold office only for such a term as shall be determined by the Board.

        The Board may elect an Acting Secretary, who shall perform all the duties of the Secretary during the absence or disability of the Secretary, and who shall hold office only for such a term as shall be determined by the Board.

        Whenever the Board shall elect either an Acting Treasurer or Acting Secretary, or both, the officers of the corporation as set forth in Article IV,
Section 1 of these Bylaws, shall include as if therein specifically set out, an Acting Treasurer or an Acting Secretary, or both.

SECTION 23.          PERFORMANCE OF DUTIES.

        Officers shall perform the duties of their respective offices as stated in these Bylaws, and such additional duties as the Board shall designate.

ARTICLE V


                         ARTICLE V -- OTHER PROVISIONS


SECTION 1.           INSPECTION OF CORPORATE RECORDS.

                     (a) A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

                              (i)     Inspect and copy the record of
shareholders' names and addresses and shareholdings during usual business hours upon five business days' prior written demand upon the corporation; or

                              (ii)    Obtain from the transfer agent, if any,
for the corporation, upon five business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

                     (b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

                     (c) The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as a holder of such voting trust certificate.

                     (d) Any such inspection and copying under this Article may be made in person or by agent or attorney.

SECTION 2.           INSPECTION OF BYLAWS.

                     The corporation shall keep in its principle office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by shareholders at all reasonable times during office hours.

                                                                       ARTICLE V


SECTION 3.           CONTRACTS AND OTHER INSTRUMENTS, LOANS, NOTES AND DEPOSITS
                     OF FUNDS.

                     The Chairman of the Board, the President, or a Vice President, either alone or with the Secretary or an Assistant Secretary, or the Secretary alone, shall execute in the name of the corporation such written instruments as may be authorized by the Board and, without special direction of the Board, such instruments as transactions of the ordinary business of the corporation may require and, such officers without the special direction of the Board may authenticate, attest or countersign any such instruments when deemed appropriate. The Board may authorize any person, persons, entity, entities, attorney, attorneys, attorney-in-fact, attorneys-in-fact, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                     No loans shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by the Board as it may direct. Such authority may be general or confined to specific instances.

                     All checks, drafts, or other similar orders for the payment of money, notes, or other such evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as the Board or chief executive officer may direct.

                     Unless authorized by the Board or these Bylaws, no officer, agent, employee or any other person or persons shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or amount.

                     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board may direct.

SECTION 4.           CERTIFICATES OF STOCK.

                     Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President, or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed

ARTICLE V


upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

                     Certificates for shares may be used prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

                     Except as provided in this Section, no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. The Board may, however, if any certificate for shares is alleged to have been lost, stolen or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

SECTION 5.           TRANSFER AGENT, TRANSFER CLERK AND REGISTRAR.

                     The Board may, from time to time, appoint transfer agents, transfer clerks, and stock registrars to transfer and register the certificates of the capital stock of the corporation, and may provide that no certificate of capital stock shall be valid without the signature of the stock transfer agent or transfer clerk, and stock registrar.

SECTION 6.           REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

                     The chief executive officer or any other officer or officers authorized by the Board or the chief executive officer are each authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

SECTION 7.           STOCK PURCHASE PLANS.

                     The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for

                                                                      ARTICLE VI


such consideration as may be fixed of its unissued shares, or of issued shares acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes or otherwise.

                     Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

SECTION 8.           FISCAL YEAR AND SUBDIVISIONS.

                     The calendar year shall be the corporate fiscal year of the corporation. For the purpose of paying dividends, for making reports and for the convenient transaction of the business of the corporation, the Board may divide the fiscal year into appropriate subdivisions.

SECTION 9.           CONSTRUCTION AND DEFINITIONS.

                     Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.


                         ARTICLE VI -- INDEMNIFICATION

SECTION 1.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or

ARTICLE VI


she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permissible under California law and the corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that (A) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the corporation; (B) the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the corporation; (C) that no such person shall be indemnified (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' and officers' liability insurance policy maintained by the corporation; (ii) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; and (iv) as to circumstances in which indemnity is expressly prohibited by Section 317 of the General Corporation Law of California (the "Law"); and (D) that no such person shall be indemnified with regard to any action brought by or in the right of the corporation for breach of duty to the corporation and its shareholders (a) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (b) for acts or omissions that the director or officer believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (c) for any transaction from which the director or officer derived an improper personal benefit; (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the corporation or its shareholders in circumstances in which the director

                                                                      ARTICLE VI

or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders; (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to the corporation or its shareholders; and (f) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the Law. The right to indemnification conferred in this Article shall include the right to be paid by the corporation expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if the Law permits the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advances shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the corporation if it shall be ultimately determined that such person is not entitled to be indemnified.

SECTION 2.           INDEMNIFICATION OF EMPLOYEES AND AGENTS.

                     A person who was or is a party or is threatened to be made a party to or is involved in any proceeding by reason of the fact that he or she is or was an employee or agent of the corporation or is or was serving at the request of the corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between the corporation and such person, be indemnified and held harmless by the corporation to the fullest extent permitted by California law and the corporation's Articles of Incorporation, against all costs, charges, expenses, liabilities and losses, (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

SECTION 3.           RIGHT OF DIRECTORS AND OFFICERS TO BRING SUIT.

                     If a claim under Section 1 of this Article is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. Neither the failure of the corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of

ARTICLE VI


the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.

SECTION 4.           SUCCESSFUL DEFENSE.

                     Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

SECTION 5.           NON-EXCLUSIVITY OF RIGHTS.

                     The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 6.           INSURANCE.

                     The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Law.

SECTION 7.           EXPENSES AS A WITNESS.

                     To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

                                                                     ARTICLE VII


SECTION 8.           INDEMNITY AGREEMENTS.

                     The corporation may enter into agreements with any director, officer, employee or agent of the corporation providing for indemnification to the fullest extent permissible under the Law and the corporation's Articles of Incorporation.

SECTION 9.           SEPARABILITY.

                     Each and every paragraph, sentence, term and provision of this Article is separate and distinct so that if any paragraph, sentence, term or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other paragraph, sentence, term or provision hereof. To the extent required, any paragraph, sentence, term or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the corporation and claimant, the broadest possible indemnification permitted under applicable law.

SECTION 10.          EFFECT OF REPEAL OR MODIFICATION.

                     Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.


                      ARTICLE VII -- EMERGENCY PROVISIONS

                              SECTION 1.  GENERAL.

The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President's functions, or in the event of a nuclear, atomic or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of the corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.





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
ARTICLE VII

SECTION 2.           UNAVAILABLE DIRECTORS.

                     All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

SECTION 3.           AUTHORIZED NUMBER OF DIRECTORS.

                     The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2, or the minimum number required by law, whichever number is greater.

SECTION 4.           QUORUM.

                     The number of directors necessary to constitute a quorum shall be one-third of the authorized number of directors as specified in the foregoing Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

SECTION 5.           CREATION OF EMERGENCY COMMITTEE.

                     In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to Section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

SECTION 6.           CONSTITUTION OF EMERGENCY COMMITTEE.

                     The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to
Section 2, provided that such remaining directors are not less than three in number. In the event such remaining directors are less than three in number the emergency committee shall consist of three persons, who shall be the remaining director or directors and either one or two officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining





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
                                                                     ARTICLE VII


director, the emergency committee shall consist of the three most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

SECTION 7.           POWERS OF EMERGENCY COMMITTEE.

                     The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

SECTION 8.           DIRECTORS BECOMING AVAILABLE.

                     Any person who has ceased to be a director pursuant to the provisions of Section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

SECTION 9.           ELECTION OF BOARD OF DIRECTORS.

                     The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

SECTION 10.          TERMINATION OF EMERGENCY COMMITTEE.

                     In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to Section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the

ARTICLE VIII


minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.


                           ARTICLE VIII -- AMENDMENTS

SECTION 1.           AMENDMENTS.

                     These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares. The exact number of directors within the maximum and minimum number specified in these Bylaws may be amended by the Board alone.





                                       30